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                                                                   EXHIBIT 10.86


                                1998 AMENDMENT TO
                1994 SECURITIES PURCHASE AGREEMENT BY AND BETWEEN
               CORRECTIONS CORPORATION OF AMERICA AND SODEXHO S.A.

         This 1998 AMENDMENT TO 1994 SECURITIES PURCHASE AGREEMENT BY AND BETWEEN CORRECTIONS CORPORATION OF AMERICA AND SODEXHO S.A., dated December 30, 1998 (the "1998 Amendment"), is entered into by and between Sodexho Alliance, S.A., a French societe anonyme and successor in interest to Sodexho S.A., a French societe anonyme (the "Purchaser"), and Corrections Corporation of America, a Tennessee corporation and successor in interest to a Delaware corporation of the same name (the "Corporation").

                              W I T N E S S E T H:

         WHEREAS, the Corporation and the Purchaser are parties to that certain Securities Purchase Agreement, dated as of June 23, 1994, as amended on July 11, 1995, December 31, 1996 and December 31, 1997 (the Securities Purchase Agreement, as amended, known as the "Securities Purchase Agreement"), pursuant to which, among other things, the Purchaser received the right to purchase up to $20,000,000 aggregate principal amount Floating Rate Convertible Note (the "Floating Rate Note") from the Corporation;

         WHEREAS, the Corporation and CCA Prison Realty Trust, a Maryland real estate investment trust ("Prison Realty"), have entered into an Amended and Restated Agreement and Plan of Merger, dated September 29, 1998 (the "Merger Agreement"), pursuant to which: (i) CCA will merge with and into Prison Realty Corporation, a Maryland corporation ("New Prison Realty"), with New Prison Realty as the surviving entity (the "CCA Merger"); and (ii) Prison Realty will merge with and into New Prison Realty, with New Prison Realty as the surviving entity (the "Prison Realty Merger") (collectively, the "Merger");

         WHEREAS, in connection with the Merger and in order that New Prison Realty will qualify and operate as a real estate investment trust for federal income tax purposes under all applicable laws, rules and regulations after completion of the Merger, immediately prior to completion of the Merger, CCA will, among other things, (i) sell all of the issued and outstanding capital stock of certain of its wholly-owned corporate subsidiaries to Correctional Management Services Corporation, a Tennessee corporation ("CMSC"), and (ii) sell, transfer, assign and convey all right, title and interest in and to certain contracts with government entities relating to the management and operation of correctional and detention facilities by CCA, together with certain accounts receivable and accounts payable related thereto and certain other net assets used in connection therewith, to CMSC;

         WHEREAS, Purchaser, together with Baron Asset Fund, a Massachusetts business trust, on behalf of the Baron Asset Fund Series ("Baron"), has entered into a Stock Purchase Agreement, dated as of even date herewith (the "Stock Purchase Agreement"), with CMSC, pursuant to which each of Purchaser and Baron has agreed to purchase one million seven hundred forty-nine thousand five hundred thirty-two (1,749,532) shares of common stock, $0.01 par value per share, of CMSC in accordance with the terms and conditions thereof; and


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         WHEREAS, in connection with the Merger and the Stock Purchase
Agreement, the Purchaser now desires, and the Corporation has agreed, to amend the Securities Purchase Agreement to provide that, if the Purchaser exercises its right to purchase the Floating Rate Note, the ability of the Purchaser to effect the conversion of the Floating Rate Note is conditioned upon completion of the Merger, but that, upon completion of the Merger, the Floating Rate Note shall be convertible upon its original terms.

         NOW, THEREFORE, for and in consideration of the premises and the mutual promises, covenants and conditions set forth in this 1998 Amendment and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Corporation and the Purchaser hereby agree as follows:

         1. Amendment of Section 1 of Exhibit E to the Securities Purchase Agreement. Section 1 of Exhibit E to the Securities Purchase Agreement is hereby amended by inserting the following:

         "Merger" means, collectively, the mergers of the Corporation and CCA Prison Realty Trust, a Maryland real estate investment trust ("Prison Realty"), with and into Prison Realty Corporation, a Maryland corporation ("New Prison Realty"), pursuant to the Amended and Restated Agreement and Plan of Merger, dated as of September 29, 1998, by and among the Corporation, Prison Realty and New Prison Realty.

         "New Prison Realty Ownership Limit" means, with respect to shares of New Prison Realty common stock, $0.01 par value per share (the "New Prison Realty Common Stock"), 9.8% of the outstanding shares of New Prison Realty Common Stock.

         2. Amendment of Section 2(a) of Exhibit E to the Securities Purchase Agreement. The first sentence of Section 2(a) of Exhibit E to the Securities Purchase Agreement is hereby amended by deleting such sentence in its entirety, and by substituting in lieu thereof the following:

         Subject to and upon compliance with the provisions of this Note, and Sections 2.1 and 8 of that certain Securities Purchase Agreement by and among the Holder and the Corporation dated as of June 23, 1994 as amended (the "Securities Agreement"), the Holder is entitled, at its option, at any time on or before the close of business on _________________, or in case this Note or a portion hereof is called for conversion by the Corporation, or the Holder requests prepaying in accordance with the terms hereof, then in respect of this Note or such portion hereof until and including, but not after, the close of business on the third Business Day prior to the Mandatory Repayment Date, to convert this Note into fully paid and nonassessable shares of Common Stock; provided, however, that: (i) the Corporation shall not be entitled to call all or any portion of this Note and the Holder shall not be entitled to convert all or a portion of this Note into fully paid and nonassessable shares of Common Stock unless and until the Merger is consummated; and (ii) the Holder shall not be entitled to convert all or a portion of this Note into fully paid and nonassessable shares of


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         New Prison Realty Common Stock if such conversion would result in the Holder beneficially (through the application of Section 544 of the Internal Revenue Code of 1986, as amended (the "Code"), as modified by Section 856(h)(1)(B) of the Code) or constructively (through the application of Section 318 of the Code, as modified by Section 856(d)(5) of the Code) owning, directly or indirectly, shares of New Prison Realty Common Stock in excess of the New Prison Realty Ownership Limit.

         3. Amendment of Other Documents. All other provisions contained in the Securities Purchase Agreement, any exhibits or attachments thereto, and any documents or instruments referred to therein, shall be hereby amended, where appropriate and the context permits, to reflect the amendments contained in Sections 1 and 2 above.

         4. Effectiveness of this 1998 Amendment. This 1998 Amendment shall become effective immediately upon the effectiveness of the CCA Merger.

         5. Corporate Power and Authorization. The Corporation hereby warrants and represents to Purchaser that: (i) it has the requisite corporate power and authority to execute, deliver and perform its obligations under this 1998 Amendment; (ii) the execution and delivery by the Corporation of this 1998 Amendment and the consummation of the transactions contemplated hereby (a) have been duly authorized by all necessary corporate action on the part of the Corporation and (b) do not and will not require any authorization, consent, approval or license from or any registration, qualification, designation, declaration or filing with, any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign; and (iii) this 1998 Amendment has been duly and validly executed and delivered by the Corporation and constitutes the legal, valid and binding obligation of the Corporation, enforceable in accordance with its terms.

         6. Miscellaneous.

         6.1. Amendment to Securities Purchase Agreement. The Securities Purchase Agreement is hereby, and shall henceforth be deemed to be, amended, modified and supplemented in accordance with the provisions hereof, and the respective rights, duties and obligations under the Securities Purchase Agreement shall hereafter be determined, exercised and enforced under the Securities Purchase Agreement, as amended, subject in all respects to such amendments, modifications and supplements and all terms and conditions of this 1998 Amendment. Initially capitalized terms used in this 1998 Amendment shall have the meanings ascribed thereto in the Securities Purchase Agreement, as amended hereby, unless otherwise defined herein.

         6.2. Ratification of the Securities Purchase Agreement. Except as expressly set forth in this 1998 Amendment, all agreements, covenants, undertakings, provisions, stipulations, and promises contained in the Securities Purchase Agreement and the Securities are hereby ratified, re-adopted, approved and confirmed and remain in full force and effect.



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         6.3. No Implied Waiver. The execution, delivery and performance of this
         1998 Amendment shall not, except as expressly provided herein, constitute a waiver or modification of any provision of, or operate as a waiver of any right, power or remedy of the Purchaser under, the Securities Purchase Agreement or prejudice any right or remedy that the Purchaser may have or may have in the future under or in connection with the Securities Purchase Agreement or any instrument or agreement referred to therein. The Corporation acknowledges and agrees that the representations and warranties of the Corporation contained in the Securities Purchase Agreement and in this 1998 Amendment shall survive the execution and delivery of this 1998 Amendment and the effectiveness hereof.

         6.4. Governing Law. The parties hereby expressly agree that this 1998 Amendment shall be governed by, and construed and enforced in accordance with, the laws of the State of New York. The English language version of all documents relating to the transactions contemplated hereby will govern.

         6.5. Counterparts; Facsimile Execution. This 1998 Amendment may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of this 1998 Amendment by facsimile shall be equally as effective as delivery of a manually executed counterpart. Any party delivering an executed counterpart of this 1998 Amendment by facsimile shall also deliver a manually executed counterpart, but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability, and binding effect of this 1998 Amendment.

         6.6. Successors and Assigns. This 1998 Amendment, and all covenants contained herein, shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.





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         IN WITNESS WHEREOF, the undersigned have caused this 1998 Amendment to be executed by their duly authorized officers as of the date first written above.


                                  PURCHASER:

                                  SODEXHO ALLIANCE, S.A.

                                  By:  /s/ Jean-Pierre Cuny
                                       -----------------------------------------

                                  Its: Senior Vice President
                                       -----------------------------------------
                                  CORPORATION:

                                  CORRECTIONS CORPORATION OF AMERICA

                                  By:  /s/ Darrell K. Massengale
                                       -----------------------------------------

                                  Its: Chief Financial Officer and Secretary
                                       -----------------------------------------